Exhibit 16.1



April 17, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K of Sierra Pacific Development Fund III dated April 11, 2000.

Yours truly,


Deloitte & Touche LLP
Houston, Texas